

<ARTICLE>                     5
<LEGEND>

This schedule contains summary financial information extracted from the balance sheet of CNL Hospitality Properties, Inc. at December 31, 2000, and its state-ment of income for the year then ended and is qualified in its entirety by reference to the Form 10-K of CNL Hospitality Properties, Inc. for the year ended December 31, 2000.



</LEGEND>

<PERIOD-TYPE>                           Year
<FISCAL-YEAR-END>                       Dec-31-2000
<PERIOD-START>                          Jan-01-2000
<PERIOD-END>                            Dec-31-2000
<CASH>                                  53,461,566 <F1>
<SECURITIES>                            0
<RECEIVABLES>                           1,009,421
<ALLOWANCES>                            0
<INVENTORY>                             0
<CURRENT-ASSETS>                        0 <F2>
<PP&E>                                  590,962,718
<DEPRECIATION>                          9,433,790
<TOTAL-ASSETS>                          653,962,058
<CURRENT-LIABILITIES>                   0 <F2>
<BONDS>                                 0
<PREFERRED-MANDATORY>                   0
<PREFERRED>                             0
<COMMON>                                490,020
<OTHER-SE>                              418,798,978
<TOTAL-LIABILITY-AND-EQUITY>            653,962,058
<SALES>                                 0
<TOTAL-REVENUES>                        36,099,219
<CGS>                                   0
<TOTAL-COSTS>                           13,525,893
<OTHER-EXPENSES>                        0
<LOSS-PROVISION>                        0
<INTEREST-EXPENSE>                      2,383,449
<INCOME-PRETAX>                         20,670,462
<INCOME-TAX>                            0
<INCOME-CONTINUING>                     0
<DISCONTINUED>                          0
<EXTRAORDINARY>                         0
<CHANGES>                               0
<NET-INCOME>                            20,670,462
<EPS-BASIC>                             0.53
<EPS-DILUTED>                           0.53


<F1>

Cash includes restricted cash of $3,263,712.

<F2>

Due to the nature of its industry, CNL Hospitality Properties, Inc. has an unclassified balance sheet, therefore, no values are listed for current assets or current liabilities.


